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EXHIBIT 99

( BW)(CA-ASIA-WEB-HOLDINGS)(AWHI) Asia Web Holdings Inc. Settles Disputes With PT. Jaring Data Interaktif and Related Parties and Selim Zilkha Trust and Related Parties

On April 24, 2001, all parties in the civil actions styled SELIM K. ZILKHA TRUST AND SELIM K. ZILKHA AS TRUSTEE OF THE SELIM K. ZILKHA TRUST V. ASIA WEB HOLDINGS, INC. (F/K/A ACUBID.COM, INC. ("Asia Web"), Case No. 00-CV-2025-J (NLS) and ASIA WEB HOLDINGS, INC., ET AL V. P T JARING DATA INTERAKTIF ("JDI"), et al., Case No. 00-949, pending in the United States District Courts for the Southern District of California and for the District of Delaware, respectively, agreed to settle amicably all of their disputes, mutually release each other for all causes asserted or unasserted (including the UNCITRAL arbitration proceedings threatened by Alanberg Pte, Ltd. against Asia Web), and to dismiss both cases with prejudice.

Pursuant to the comprehensive settlement, the parties agreed, INTER ALIA that:

         o The JDI Stock Purchase Agreement of March 24, 2000 was terminated.

         o Pursuant to such termination, Alanberg Pte. Ltd. ("Alanberg"), a Singapore corporation, returned to Asia Web 41,400,000 shares of Asia Web common stock; Kingslake Holding Ptd., Ltd., a Singapore corporation, returned to Asia Web 2,600,000 shares of Asia Web common stock and Asia Web returned to Alanberg 1,800,000 shares of JDI common stock.

         o Alanberg withdrew with prejudice its demand for arbitration against Asia Web and related parties.

         o The transaction between Asia Web and the Zilkha Trust dated June 23, 2000, was rescinded and terminated. The Zilkha Trust returned to Asia Web 1,000,000 shares of Asia Web Series B Preferred Stock and all warrants it had received; Asia Web returned to the Zilkha Trust $8 million of its original investment in Asia Web, along with one half of the interest on such investment (none of which had been spent by Asia Web); and Asia Web retained $2 million plus the remaining one half of the interest on the Zilkha Trust's $10-million investment.

         o        The June 23, 2000 agreement between the Zilkha Trust and Peter
                  F. Gontha, involving the transfer of certain stock in PT Dakakom Asia, an Indonesian corporation, was terminated.

         o All claims involving alleged impropriety, misrepresentation, misconduct or dishonesty by Peter F. Gontha, Dawn Allice Lydia Gontha, Francois Gontha, and Adisatnya Suryo Salisto in the transactions leading to the JDI Stock Purchase Agreement and the Datakom Agreement have been withdrawn and dismissed with prejudice.

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         In entering the settlement, all of the parties withdrew all claims and allegations that they asserted against each other in their disputes without admission of liability or wrongdoing by any party. All parties acknowledge that language and cultural differences may have led to misunderstandings and, had this matter been fully litigated, that all parties may have concluded that no fraud on the part of any of the parties existed. Based on the information exchanged during the pre-settlement discussions, each party concluded that the settlement is in its own best interests in light of, INTER ALIA, changes in business conditions since the transactions were first entered, developments in their own strategic business plans, and the expense and uncertain outcome of continued litigation.

Certain statements contained in this release, including without limitation, statements containing the words "believes," "plans," "expects," "anticipates," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which the Company operates; demographic changes; competition; changes in business strategies and other risks detailed in the most recent quarterly and annual reports filed with the Securities Exchange Commission. Given these uncertainties, undue reliance should not be placed on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.